Exhibit 32.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of FelCor Lodging Limited Partnership (the “Registrant”) on Form 10-K for the three months and year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report), the undersigned hereby certifies, in the capacity as indicated below and pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

February 28, 2007	/s/Richard A. Smith Richard A. Smith Chief Executive Officer of FelCor Lodging Trust Incorporated, as general partner of FelCor Lodging Limited Partnership